UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2007
CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
420 South Orange Avenue, Suite 700, Orlando, Florida 32801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (407) 650-1510
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.
On April 10, 2007, at a special meeting of the stockholders of CNL Hotels & Resorts, Inc. (“CHR”), CHR’s common stockholders voted to approve the merger of MS Resort Acquisition LLC, an affiliate of Morgan Stanley Real Estate Fund V, U.S., L.P. (“MSREF”), with and into CHR (the “Merger”) and the sale of certain hotel assets directly to MS Resort Purchaser LLC, an affiliate of MSREF, and Ashford Sapphire Acquisition LLC, an affiliate of Ashford Hospitality Trust, Inc. (the “Asset Sales”). In accordance with the terms of the Agreement and Plan of Merger governing the Merger and Asset Sales (the “Merger Agreement”), subject to the satisfaction or waiver of applicable closing conditions, CHR expects to consummate the Asset Sales on April 11, 2007 and the Merger on April 12, 2007. A copy of the press release issued by CHR announcing the stockholder approval is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release Announcing Stockholder Approval, dated April 10, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.
Date: April 10, 2007	By:	/s/ Mark E. Patten
		Name:	Mark E. Patten
		Title:	Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release Announcing Stockholder Approval, dated April 10, 2007

4